UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    September 18, 2013

Commission File No. 000-16929

Soligenix, Inc.
(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
29 Emmons Drive, Suite C-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

On September 18, 2013, Soligenix, Inc. (the “Company”) entered into a contract (the “Contract”) with the U.S. Department of Health and Human Service’s Biomedical Advanced Research and Development Authority (“BARDA”) for the advanced preclinical and manufacturing development of OrbeShield™ (oral beclomethasone 17,21-dipropionate or oral BDP) as a medical countermeasure for the treatment of gastrointestinal acute radiation syndrome (GI ARS).

The Contract consists of a guaranteed base period and two optional segments that can be initiated solely at the discretion of BARDA.  The two contract options would extend the contract term to up to five years if both of the options are exercised.  The total funding amount to be paid by BARDA under the Contract would be up to $26.3 million if the two options are exercised by BARDA, the occurrence of which the Company can provide no assurance.  The total award will support the preclinical and manufacturing development activities necessary to successfully complete the Food and Drug Administration approval process for use of OrbeShield™ to treat GI ARS.

The foregoing is only a brief description of the material terms of the Contract and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing description is qualified in its entirety by reference to the Contract, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

           (d)     Exhibits

Exhibit No.	Description

10.1	Contract HHSO100201300023C dated September 18, 2013 by and between the Company and the U.S. Department of Health and Human Services Biomedical Advanced Research and Development Authority. *

99.1	Press Release issued by the Company on September 19, 2013.

*           Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.
	By:	/s/ Christopher J. Schaber
September 24, 2013		Christopher J. Schaber, Ph.D. President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Contract HHSO100201300023C dated September 18, 2013 by and between the Company and the U.S. Department of Health and Human Services Biomedical Advanced Research and Development Authority. *

99.1	Press Release issued by the Company on September 19, 2013.

*           Portions of this exhibit have been omitted pursuant to a request for confidential treatment.